SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                               __________________


                       Date of Report: September 25, 2002

                             OCEAN POWER CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                      1-5742                    94-3350291
          --------                      ------                    ----------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



    5000 ROBERT J. MATHEWS PARKWAY, EL DORADO HILLS, California      95672
    ------------------------------------------------                 -----
        (Address of principal executive offices)                  (Zip code)



Registrant's telephone number, including area code:  (916) 933-8100
                                                     --------------

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Effective   September  25,  2002,  Ocean  Power  Corporation,   a  Delaware
corporation (the "Company") entered into a letter agreement with Oases International Services Corporation, a California corporation ("Oases") and Robert L. Campbell whereby Oases shall issue 100 shares of its common stock to the Company, pursuant to which Oases shall be the wholly-owned subsidiary of the Company. In consideration of the shares, the Company agreed to: (i) confirm the existing three (3) members of the Board of Directors of Oases (the "Board of Directors"); (ii) appoint one (1) new member to the Board of Directors; (iii) not remove any of the members of the Board of Directors, for a period of one hundred eighty (180) days from the date of agreement, except in the event of a proven breach of fiduciary duty by such member(s). The Company and Oases agreed to cause the Bylaws of Oases to be amended to increase the authorized members of the Board of directors to four (4) and to provide that for a period of one hundred eighty (180) days from the date of the agreement, all actions and resolutions of the Board of Directors shall require a unanimous vote of the members of the Board. In addition, the Company confirmed the appointment of Mr. Robert Campbell as President of Oases. The Company and Oases agreed for the term of the agreement to maintain a budget review process with respect to the proposed activities of Oases.




Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Ocean Power intends to provide the financial statements required by Item 7 in connection with the acquisition of Oases International Services Corporation by filing an amendment to this Form 8-K. Such amendment will be filed within sixty days from the date of this Report was required to be filed with the Securities and Exchange Commission.


Exhibit 99.1    Letter  Agreement,  effective  September  25,  2002 by and among
                Ocean   Power   Corporation,    Oases   International   Services
                Corporation and Robert L. Campbell

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

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         OCEAN POWER CORPORATION



Date: September 26, 2002                 By:  /s/ Joseph P. Maceda
                                            --------------------------------
                                         Name: Joseph P. Maceda
                                         Its:  Chief Executive Officer


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